Exhibit 99.1

ARUBA NETWORKS REPORTS RECORD FISCAL FIRST

QUARTER 2012 FINANCIAL RESULTS

•	Revenue Increased 44 percent in Q1 to a Record of $119.4 million

•	Added Over 1,500 New Customers in Q1 to Surpass 17,000 Cumulative Customers

•	Cash and Short Term Investments Increased $31.9 Million in Q1 to $265.8 Million

•	Signed Definitive Agreement to Acquire Avenda Systems

SUNNYVALE, Calif., November 17, 2011 – Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal first quarter 2012 ended October 31, 2011.

Revenue for Q1’12 was $119.4 million, an increase of 44 percent from the $83.1 million reported in Q1’11. GAAP net loss for Q1’12 was $0.5 million, or $0.00 per share, compared with net income of $2.1 million, or $0.02 per share, in Q1’11.

Non-GAAP net income for Q1’12 was $16.7 million, or $0.14 per share. During the quarter, the company incurred a 28.9 percent non-GAAP tax rate, higher than the top end of the company’s projected tax rate, impacting EPS by approximately $0.01 per share. Q1’12 net income compares with $13.9 million, or $0.12 per share, in Q1’11. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“First quarter revenue increased by 44 percent year-over-year, in part due to the proliferation of mobile devices, which continued to drive growth for our wireless LAN solutions,” said Dominic Orr, President and Chief Executive Officer of Aruba. “We believe that mobile device adoption will only increase, resulting in even more demand on the network edge for enterprise mobility solutions as employees continue to bring their mobile devices to work. With our MOVE architecture, scalability, and superior security, we believe we are well positioned to take advantage of this trend, and that our pending acquisition of Avenda Systems will enhance our solution and technology differentiation once it is completed.”

“We delivered a strong Q1 with record revenue, strong gross margin and a record non-GAAP operating margin of 19.5 percent,” said Michael Galvin, Aruba’s Chief Financial Officer. “We also generated $31.9 million in total cash, ending the quarter with $265.8 million in cash and short term investments.”

Recent Highlights

•

MOVE on University Campuses – Aruba announced that the University of Massachusetts Amherst and the University of Tennessee at Knoxville selected Aruba’s Mobile Virtual Enterprise (MOVE) architecture for their 802.11n wireless access networks to accommodate the proliferation of mobile devices and the resulting increase in high bandwidth video and audio traffic over the air.

•

Expands Operations in Brazil – Aruba expanded its reach in Brazil with a new headquarters in Rio de Janeiro and a new sales office in Sao Paulo. The expansion will enable Aruba to proliferate solutions based on its MOVE architecture throughout the region.

•

Signs Definitive Agreement to Acquire Avenda Systems – Aruba announced it had entered into a definitive agreement to acquire privately-held Avenda Systems, a leading developer of network security solutions that securely connect users and their consumer mobile devices to business networks. The acquisition is expected to close in the second quarter of fiscal 2012.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its fiscal fourth quarter and full year 2011 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4463275. International parties can access the replay at +1-303-590-3030 and should enter passcode 4463275.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about (1) our belief that mobility device adoption will increase resulting in increased demand for enterprise mobility solutions, and (2) our expectations regarding the timing of the closing of our acquisition of Avenda Systems and the resulting impact on our business and reaction of our customers.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (2) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, which was filed with the SEC on September 27, 2011, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the Company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.

# # #

About Aruba Networks

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook.

© 2011 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge

Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com

Aruba Networks, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 31, 2011	July 31, 2011
Assets

Current assets:
Cash and cash equivalents	$81,241	$80,773
Short-term investments	184,587	153,185
Accounts receivable, net	67,244	68,598
Inventory	25,738	29,895
Deferred costs	10,989	6,999
Prepaids and other	11,922	5,097
Deferred income tax assets	36,496	53,310

Total current assets	418,217	397,857

Property and equipment, net	16,770	14,772
Goodwill	33,143	33,143
Intangible assets, net	19,018	20,863
Deferred income tax assets	23,595	20,143
Other assets	16,867	2,093

Total other assets	109,393	91,014

Total assets	$527,610	$488,871

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,218	$11,278
Accrued liabilities	42,450	61,461
Income taxes payable	2,411	767
Deferred income tax liability	41	—
Deferred revenue	75,776	54,451

Total current liabilities	125,896	127,957

Deferred income tax liability	6	815
Deferred revenue	15,505	14,000
Other long-term liabilities	1,025	757

Total other liabilities	16,536	15,572

Total liabilities	142,432	143,529

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at October 31, and July 31, 2011; 106,997 and 104,905 shares issued and outstanding at October 31, and July 31, 2011, respectively	11	10
Additional paid-in capital	490,241	450,147
Accumulated other comprehensive income	335	127
Accumulated deficit	(105,409)	(104,942)

Total stockholders’ equity	385,178	345,342

Total liabilities and stockholders’ equity	$527,610	$488,871

Aruba Networks, Inc.

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended October 31,
	2011	2010
Revenues:
Product	$101,131	$69,204
Professional services and support	18,083	13,800
Ratable product and related professional services and support	137	143

Total revenues	119,351	83,147

Cost of revenues:
Product	32,068	22,063
Professional services and support	4,546	2,905
Ratable product and related professional services and support	—	10

Total cost of revenues	36,614	24,978

Gross profit	82,737	58,169

Operating expenses:
Research and development	24,468	17,113
Sales and marketing	45,615	33,415
General and administrative	11,100	7,188

Total operating expenses	81,183	57,716

Operating income	1,554	453

Other income (expense), net
Interest income	276	233
Other income (expense), net	827	1,645

Total other income (expense), net	1,103	1,878

Income before income tax provision	2,657	2,331

Income tax provision	3,124	196

Net income (loss)	$(467)	$2,135

Shares used in computing net income (loss) per common share, basic	105,937	96,037

Net income (loss) per common share, basic	$0.00	$0.02

Shares used in computing net income (loss) per common share, diluted	105,937	113,271

Net income (loss) per common share, diluted	$0.00	$0.02

Aruba Networks, Inc.

Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share data)

(Unaudited)

	Three months ended October 31,
	2011	2010
GAAP net income (loss)	$(467)	$2,135

Plus:
a) Stock-based compensation expenses	19,265	11,568
b) Payroll taxes on stock-based compensation expenses	505	278
c) Amortization expense of acquired intangible assets and other acquisition related expenses	1,988	1,677
d) Change in valuation of contingent rights liability	(918)	(1,777)
e) Income tax effect of non-GAAP exclusions	(3,658)	—

Non-GAAP net income	$16,715	$13,881

GAAP net income (loss) per common share	$0.00	$0.02

Plus:
a) Stock-based compensation expenses	0.16	0.11
b) Payroll taxes on stock-based compensation expenses	—	—
c) Amortization expense of acquired intangible assets and other acquisition related expenses	0.02	0.01
d) Change in valuation of contingent rights liability	(0.01)	(0.02)
e) Income tax effect of non-GAAP exclusions	(0.03)	—

Non-GAAP net income per common share	$0.14	$0.12

Shares used in computing diluted GAAP net income (loss) per common share	105,937	113,271

Shares used in computing diluted non-GAAP net income per common share	118,470	113,271

Aruba Networks, Inc.

Consolidated Statements of Operations

As a Percentage of Total Revenues

(On a GAAP Basis)

(Unaudited)

	Three months ended October 31,
	2011	2010
Revenues:
Product	84.7%	83.2%
Professional services and support	15.2%	16.6%
Ratable product and related professional services and support	0.1%	0.2%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	26.9%	26.5%
Professional services and support	3.8%	3.5%
Ratable product and related professional services and support	0.0%	0.0%

Total cost of revenues	30.7%	30.0%

Gross profit	69.3%	70.0%

Operating expenses:
Research and development	20.5%	20.6%
Sales and marketing	38.2%	40.2%
General and administrative	9.3%	8.7%

Total operating expenses	68.0%	69.5%

Operating income	1.3%	0.5%
Other income (expense), net
Interest income	0.2%	0.3%
Other income (expense), net	0.7%	2.0%

Total other income (expense), net	0.9%	2.3%

Income before income tax provision	2.2%	2.8%

Income tax provision	2.6%	0.2%

Net income (loss)	(0.4%)	2.6%

Aruba Networks, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended October 31,
	2011	2010
Cash flows from operating activities
Net income (loss)	$(467)	$2,135

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,079	3,299
Provision for doubtful accounts	12	(8)
Write downs for excess and obsolete inventory	1,403	661
Compensation related to stock options and share awards	19,265	11,568
Accretion of purchase discounts on short-term investments	308	334
Loss (gain) on disposal of fixed assets	—	(8)
Change in carrying value of contingent rights liability	(918)	(1,777)
Deferred income taxes	13,362	—
Recovery of escrow funds	(702)	—
Excess tax benefit associated with stock-based compensation	(8,318)	(55)
Changes in operating assets and liabilities:
Accounts receivable	590	822
Inventory	2,345	(1,996)
Prepaids and other	(6,849)	(304)
Deferred costs	(3,990)	780
Other assets	(14,727)	(85)
Accounts payable	(6,206)	(5,190)
Deferred revenue	22,830	1,239
Other current and noncurrent liabilities	(14,693)	4,701
Income taxes payable	9,220	(82)

Net cash provided by operating activities	16,544	16,034

Cash flows from investing activities
Purchases of short-term investments	(53,351)	(28,159)
Proceeds from sales of short-term investments	7,523	7,376
Proceeds from maturities of short-term investments	14,000	24,480
Purchases of property and equipment	(3,417)	(2,861)
Proceeds from sales of property and equipment	—	14
Cash paid in purchase acquisitions, net of cash acquired	—	(1,258)

Net cash used in investing activities	(35,245)	(408)

Cash flows from financing activities
Proceeds from issuance of common stock	10,856	7,447
Excess tax benefit associated with stock-based compensation	8,318	55

Net cash provided by financing activities	19,174	7,502

Effect of exchange rate changes on cash and cash equivalents	(5)	2

Net increase in cash and cash equivalents	468	23,130

Cash and cash equivalents, beginning of period	80,773	31,254

Cash and cash equivalents, end of period	$81,241	$54,384

Supplemental disclosure of cash flow information
Income taxes paid	$453	$409

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$—	$28,691
Contingent rights issued in purchase acquisition	$—	$9,486